Exhibit 10.11

Execution Version

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this 9th day of August, 2018, by and among the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and DEERFIELD ELGX REVOLVER, LLC, a Delaware limited liability company, in its capacity as agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of August 9, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among ENDOLOGIX, INC., a Delaware corporation (“Endologix”), each of its direct and indirect Subsidiaries set forth on the signature pages thereto and any additional borrower that may thereafter be added to the Credit Agreement (individually as a “Borrower”, and collectively with any entities that become party thereto as Borrower and each of their successors and permitted assigns, the “Borrowers”), the lenders party thereto as “Lenders” (such Lenders, together with their respective successors and assigns in such capacity, each, individually, a “Lender” and, collectively, the “Lenders”), and Agent, the Lender Group has agreed to make certain financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof;

WHEREAS, the members of the Lender Group are willing to make the financial accommodations to the Borrowers as provided for in the Credit Agreement and the other Loan Documents, but only upon the condition, among others, that Grantors shall have executed and delivered to Agent, for the benefit of the Lender Group, that certain Guaranty and Security Agreement, dated as of August 9, 2018 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Guaranty and Security Agreement”); and

WHEREAS, pursuant to the Guaranty and Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Lender Group, this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1. DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Guaranty and Security Agreement or, if not defined therein, in the Credit Agreement, and this Trademark Security Agreement shall be subject to the rules of construction set forth in Section 1.04 of the Credit Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each member of the Lender Group, to secure the Secured Obligations, a continuing security interest

(referred to in this Trademark Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(a) all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I;

(b) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(c) all products and proceeds (as that term is defined in the Code) of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademarks exclusively licensed under any Intellectual Property License, including right to receive any damages, (ii) injury to the goodwill associated with any Trademark, or (iii) right to receive license fees, royalties, and other compensation under any Trademark Intellectual Property License.

3. SECURITY FOR SECURED OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, the other members of the Lender Group or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. PROTECTION OF TRADEMARK SECURITY INTEREST BY GRANTORS. Each Grantor shall, at its sole cost, reasonable expense and risk, in connection with the operation of its business, comply with the requirements set forth in Section 6 of the Guaranty and Security Agreement in respect of the Trademark Collateral.

5. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:

(a) Schedule I hereto is a true, correct and complete list of all Trademarks and Trademark Intellectual Property Licenses in which each Grantor purports to have an ownership or license interest.

(b) Such Grantor has the legal right and authority to enter into this Trademark Security Agreement and perform its terms.

(c) If such Grantor amends its name, such Grantor shall provide copies of such amendment documentation to Agent and shall, if necessary, re-register such Grantor’s Trademarks and Trademark Intellectual Property Licenses with the appropriate Governmental Authority and shall execute and deliver such agreements or documentation as Agent shall reasonably request in writing to maintain a perfected first priority security interest in the Trademark Collateral subject to Permitted Liens.

6. SECURITY AGREEMENT. The Security Interest in the Collateral granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to Agent, for the benefit of the Lender Group, pursuant to the Guaranty and Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Trademark Security Agreement and the Guaranty and Security Agreement, the Guaranty and Security Agreement shall control.

7. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Each Grantor shall notify Agent of applications filed for the registration of any Trademarks with the United States Trademark Office in accordance with Section 5.7(g) of the Guaranty and Security Agreement. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Agent unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of each Grantor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

8. NO VIOLATION OF LOAN DOCUMENTS. The representations, warranties or covenants contained herein are supplemental to those representations, warranties and covenants contained in the other Loan Documents, and shall not be deemed to modify any such representation, warranty or covenant contained in any other Loan Document.

9. GRANTOR’S RIGHTS TO ENFORCE TRADEMARKS. Prior to Agent’s giving of notice to Grantor following the occurrence and during the continuance of an Event of Default, such Grantor shall have the exclusive right to sue for past, present and future infringement of the Trademark Collateral, including the right to seek injunctions and/or money damages, in an effort by such Grantor to protect the Trademark Collateral against encroachment by third parties, provided, however, that:

(a) Any money damages awarded or received by such Grantor on account of such suit (or the threat of such suit) shall constitute Trademark Collateral.

(b) Any damages recovered in any action pursuant to this Section, net of costs and attorneys’ fees reasonably incurred, shall be applied in accordance with the Credit Agreement and the Guaranty and Security Agreement.

(c) Following the occurrence and during the continuance of any Event of Default, Agent, by notice to any Grantor may terminate or limit such Grantor’s rights under this Section 9.

10. RIGHTS UPON DEFAULT. Upon the occurrence and during the continuance of any Event of Default, Agent may exercise all rights and remedies as provided for in the Guaranty and Security Agreement.

11. NO LIMITATION; LOAN DOCUMENTS. This Trademark Security Agreement has been executed and delivered by each Grantor for the purpose of recording the security interest granted to Agent with respect to the Trademark Collateral with the United States Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to Agent, for the benefit of the Lender Group, under the Guaranty and Security Agreement and the other Loan Documents. The other Loan Documents (and all rights and remedies of Grantor, Agent, and Lenders thereunder) shall remain in full force and effect in accordance with their terms.

12. TERMINATION; RELEASE OF TRADEMARK COLLATERAL. This Trademark Security Agreement and all obligations of each Grantor and Agent hereunder shall terminate on the date upon which the Obligations have been Paid in Full. Upon termination of this Trademark Security Agreement, Agent shall, at the reasonable expense of the Grantor, take such actions required by the Credit Agreement or the Guaranty and Security Agreement or as otherwise reasonably requested by Grantor to release its security interest in the Trademark Collateral.

13. BINDING EFFECT; BENEFITS. This Trademark Security Agreement shall be binding upon each Grantor and its successors and assigns, and shall inure to the benefit of Agent, Lenders and their respective successors and assigns.

14. COUNTERPARTS. This Trademark Security Agreement is a Loan Document. This Trademark Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Trademark Security Agreement. Delivery of an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Trademark Security Agreement. Any party delivering an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Trademark Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Trademark Security Agreement.

15. CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS TRADEMARK SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTIONS 8.11 AND 8.12 OF THE GUARANTY AND SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	ENDOLOGIX, INC.

	By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: Chief Financial Officer

TRIVASCULAR, INC.

	By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: Chief Financial Officer and Secretary

[SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.
ACCEPTED AND ACKNOWLEDGED BY:

AGENT:	DEERFIELD ELGX REVOLVER, LLC
by: Deerfield Management Company, L.P. (Series C), Manager
By: Flynn Management LLC, General Partner

By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Grantor	Country	Mark	Registration No.	Registration Date
Endologix, Inc.	USA	DURAPLY	5433696	3/27/18

Endologix, Inc.	USA	INTELIX	5059968	10/11/16

Endologix, Inc.	USA	EVAS FORWARD	5306786	10/10/17

Endologix, Inc.	USA	VELA	5296578	9/26/17

Endologix, Inc.	USA	ANGIOTIP	5205176	5/16/17

Endologix, Inc.	USA	ACTIVESEAL	5396605	2/6/18

Endologix, Inc.	USA	INNOVATION THAT EMPOWERS	4841631	10/27/15

Endologix, Inc.	USA	INNOVATION TAKING SHAPE	4220343	10/9/12

Endologix, Inc.	USA	XPAND	4168563	7/3/12

Endologix, Inc.	USA	AFX	4214460	9/25/12

Endologix, Inc.	USA	INTUITRAK DELIVERY SYSTEM	3649866	7/7/09

Endologix, Inc.	USA	INTUITRAK	3649757	7/7/09

Endologix, Inc.	USA	NELLIX	3880178	11/23/10

Endologix, Inc.	USA	SUREPASS	3593259	3/17/09

Endologix, Inc.	USA	POWERLINK XL	3573999	2/10/09

Endologix, Inc.	USA	POWERLINK	2456038	5/29/01

Endologix, Inc.	USA	ENDOLOGIX	2257799	6/29/99

TriVascular, Inc.	USA	OVATION ALTO	5195890	5/2/17

TriVascular, Inc.	USA	CUSTOMSEAL	4732342	5/5/15

TriVascular, Inc.	USA	OVATION PRIME	4452625	12/17/13

TriVascular, Inc.	USA	OVATION PRIME ABDOMINAL STENT GRAFT SYSTEM	4449077	12/10/13

TriVascular, Inc.	USA	TRIVASCULAR	4395789	9/3/13

TriVascular, Inc.	USA	OVATION	4440468	11/26/13

TriVascular, Inc.	USA	TRIVASCULAR	2867015	7/27/04